Exhibit 10.8

PROMISSORY NOTE

New York, New York
$219,000,000	As of September 22, 2004

FOR VALUE RECEIVED, FIRST STATES INVESTORS 3300, LLC, a Delaware limited liability company, having its principal office at c/o American Financial Realty Trust, 680 Old York Road, Suite 200, Jenkintown, Pennsylvania 19046 (“Borrower”), hereby enters into this promissory note (the “Note”) and unconditionally promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, 8th floor, New York, New York 10022 (together with its successors and assigns, “Lender”), as payee, at its office set forth above or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWO HUNDRED NINETEEN MILLION AND 00/100 DOLLARS ($219,000,000), in lawful money of the United States of America, together with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (or, if applicable, the Default Rate (as hereinafter defined)), and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (such Loan Agreement, as same may be further amended and restated from time to time, is hereinafter referred to as the “Loan Agreement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1: PAYMENT TERMS

(A) Borrower agrees to pay the principal sum of this Note together with interest on the unpaid principal balance of this Note from time to time outstanding in accordance with this Note and the Loan Agreement. The outstanding principal balance of this Note may only be prepaid in accordance with the Loan Agreement. The outstanding principal balance of this Note, all accrued and unpaid interest thereon and all other amounts due hereunder and under the Security Instruments and the other Loan Documents shall be due and payable on the Maturity Date or such other date on which by acceleration or otherwise the principal sum of this Note becomes due and payable in accordance with the Loan Agreement.

(B) Interest on the outstanding principal balance of this Note shall accrue at the Applicable Interest Rate and shall be calculated as set forth in clause (C) below. Monthly installments of the Debt Service Payment Amount shall be paid on each Payment Date commencing on the Payment Date in November, 2004 and on each subsequent monthly Payment Date up to and including the Maturity Date. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. The monthly Debt Service Payment Amount shall be applied by Lender as set forth in the Loan Agreement.

(C) Interest on the outstanding principal balance of this Note shall be calculated by multiplying (i) the actual number of days elapsed in the Interest Period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year by (iii) the outstanding principal balance of this Note.

(D) Each payment by Borrower under this Note shall be made in funds immediately available to Lender by 1:00 P.M., New York City time on or before the date such payment is due or payable, as applicable, to Lender by deposit to such account as Lender may designate within a reasonable period of time prior to the date such payment is due and payable.

ARTICLE 2: DEFAULT AND ACCELERATION

Except as otherwise provided in the Loan Agreement or in any other Loan Document, the Debt shall become immediately due and payable, without notice, at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (subject to all applicable notice and cure provisions, if any) or if not paid on the Maturity Date or on the happening of any other Event of Default which continues beyond all applicable notice and grace periods.

ARTICLE 3: DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or waived or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instruments and the other Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of any Event of Default.

ARTICLE 4: LOAN DOCUMENTS

This Note is secured by the Security Instruments and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of any conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 5: SAVINGS CLAUSE

This Note is made subject to the express condition that at no time shall Borrower be required to pay interest at a rate which could subject Lender to either civil or criminal liability. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) all sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full, so that the rate of interest payable on the Loan does not exceed the Maximum Legal Rate, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal (at par) of any and all then outstanding indebtedness with respect to the Loan to Borrower by Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 6: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

ARTICLE 7: WAIVERS

Except as otherwise provided in the Loan Agreement, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or in any way affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of any obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in full force and effect and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership shall not thereby be released from any liability, except as otherwise expressly provided in the Loan Agreement. If Borrower is a corporation, the agreements contained herein shall remain in full force and effect and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder, except as otherwise expressly provided in the Loan Agreement. If Borrower is a limited liability company, the agreements herein contained shall remain in force and effect and be applicable, notwithstanding any changes in the individuals comprising the members thereof, and the term “Borrower,” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company shall not thereby be released from any liability, except as otherwise expressly provided in the Loan Agreement. Nothing in this Article 7 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in any such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document.

ARTICLE 8: TRANSFER

Subject to and in accordance with the Loan Agreement, upon the transfer, participation, division, componitization or securitization of this Note, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to any transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising after the date of transfer, provided that Lender shall retain all rights hereby given to it and obligations hereunder with respect to any liabilities and the collateral that are not so transferred.

ARTICLE 9: EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 10: GOVERNING LAW

THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND TO THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY, AT THE OPTION OF LENDER, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

ARTICLE 11: NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 12: TRIAL BY JURY

BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER EACH AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

ARTICLE 13: STATE-SPECIFIC PROVISIONS

(A) Borrower represents and warrants that this Note evidences an indebtedness which is being incurred by Borrower for the sole purpose of acquiring or carrying on a business or commercial enterprise and/or that the Borrower is a business or commercial entity. The Borrower further represents and warrants that all of the proceeds received by Borrower in connection with this Note shall be used for commercial purposes and Borrower stipulates that the Loan shall be construed for all purposes as a commercial loan, as such term is used in the provisions of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, and that it is made for other than personal, family or household purposes.

(B) Borrower represents and warrants that it is a business or commercial organization organized for the purpose of holding, developing and managing real estate for profit within the meaning of Section 6.1 330.76 of the Code of Virginia, as amended, and further represents and warrants that the Loan is being made and transacted solely for the purpose of carrying on or acquiring a business or commercial investment.

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IN WITNESS WHEREOF, Borrower has duly executed under seal this Note as of the day and year first above written.

BORROWER:

FIRST STATES INVESTORS 3300, LLC,
a Delaware limited liability company

By:
Sonya A. Huffman, Vice President